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                             CO-PROMOTION AGREEMENT

                                     BETWEEN

                           INEX PHARMACEUTICALS, INC.

                                       AND

                           ENZON PHARMACEUTICALS, INC.

                                January 19, 2004

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                                TABLE OF CONTENTS

Article 1 Interpretation.......................................................1
    1.1   Definitions..........................................................1

Article 2 Co-Promotion.........................................................3
    2.1   Co-Promotion Rights..................................................3
    2.2   Use by Inex of Representatives.......................................4
    2.3   Enzon's Back Office Responsibilities.................................4

Article 3 Coordination.........................................................4
    3.1   Coordination of Activities...........................................4
    3.2   Reporting Relationships..............................................4
    3.3   Supervision and Management of Personnel..............................4
    3.4   Training.............................................................5
    3.5   Communication........................................................5
    3.6   Marketing  Subcommittee..............................................5

Article 4 Promotional Material.................................................5
    4.1   Approved Promotional Materials.......................................5
    4.2   Provision of Enzon's Promotional Materials...........................5
    4.3   Approval of Inex's Promotional Material..............................5
    4.4   Use of Promotional Materials.........................................6
    4.5   Corporate Logos......................................................6
    4.6   Website..............................................................6

Article 5 Compliance...........................................................7
    5.1   Consistent Statements................................................7
    5.2   Medical Science Liaisons.............................................7
    5.3   Communications to Sales Representatives and
          Medical Science Liaisons.............................................7
    5.4   Standards............................................................7

Article 6 Payments by Enzon....................................................8
    6.1   Reporting and Payment of Co-Promotion Commercialization Costs........8
    6.2   Additional Sales Representatives and Medical Science Liaisons........8
    6.3   Payment of Co-Promotion Costs........................................8
    6.4   Notice of Other Promotional Activities...............................9
    6.5   Taxes; Indemnification...............................................9

Article 7 Termination..........................................................9
    7.1   Term of Agreement....................................................9
    7.2   Termination for Breach...............................................9
    7.3   Termination upon Bankruptcy.........................................10
    7.4   Effect of Termination...............................................10
    7.5   Survival of Obligations; Return of Confidential Information.........11

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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Article 8 Miscellaneous.......................................................11
    8.1   Assignment..........................................................11
    8.2   Counterparts........................................................12
    8.3   Exhibits and Appendices.............................................12
    8.4   Force Majeure.......................................................12
    8.5   Further Assurances..................................................12
    8.6   Modification........................................................12
    8.7   No Agency...........................................................12
    8.8   No Solicitation or Hiring of Employees..............................13
    8.9   Non-Use of Names....................................................13
    8.10  Notices.............................................................13
    8.11  Publicity...........................................................14
    8.12  No Third Party Beneficiaries........................................15
    8.13  Waiver..............................................................15

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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                             CO-PROMOTION AGREEMENT

This CO-PROMOTION AGREEMENT dated as of the 19th day of January, 2004 between Inex Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, USA, having a registered office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (hereinafter referred to as "Inex"), and Enzon Pharmaceuticals, Inc., a corporation duly incorporated pursuant to the laws of Delaware, having a principal place of business at 685 Route 202/206, Bridgewater, New Jersey 08807 (hereinafter referred to as "Enzon").

INTRODUCTION

A. Enzon is a pharmaceutical company with operations in research and development, import, manufacture and sale of pharmaceutical products;

B. Inex is in the business of developing, manufacturing and selling certain pharmaceutical products, including Vincristine Sulfate Liposomes Injection (as further defined in this Agreement);

C. Of even date hereof, the Parties have entered into a Product Supply Agreement pursuant to which Inex will supply to Enzon Vincristine Sulfate Liposomes Injection (the "Product Supply Agreement");

D. Of even date hereof, the Parties also have entered into a Development Agreement for the development of Vincristine Sulfate Liposomes Injection and for the purpose of providing for the Regulatory Approval of, and conveying certain rights to Enzon with respect to, Inex's Vincristine Sulfate Liposomes Injection product in the Territory (the "Development Agreement"); and

E. Subject to the terms and conditions set forth in this Agreement, the Parties wish to set out certain co-promotion rights for Inex and Enzon in the Territory.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

                            Article 1 Interpretation

1.1   Definitions

Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meaning set out therefor in the Product Supply Agreement or the Development Agreement (in the event of a conflict, the Product Supply Agreement shall prevail). For purposes of this Agreement, the following terms will have the meanings set forth below:

      1.1.1 "Code" or "Codes" means the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA) and the American Medical Association (AMA) Guidelines on Gifts to Physicians from Industry, as either of the foregoing may be amended from time to time.

      1.1.2 "Commercialization" means the activities customarily associated with sales of pharmaceutical products including without limitation, Manufacturing, DDMAC Activities, price and reimbursement negotiations, pre-launch and launch activities, marketing, sales, distribution, Co-Promotion, Post-Approval Clinical Activities, the development, prosecution, registration and maintenance of trademarks, trade names and domain names, and pharmaco-vigilance in each country in the Territory.

      1.1.3   "Co-Promotion" or "Promotion" means:

              (a) Detailing and/or other related activities, including the provision of medical information services or medical liaison support, and

              (b) market research, journal advertising, direct mail programs, participation in trade shows, symposia, congresses and other medical meetings; and

              (c)       MSL Activities;

              undertaken by Enzon, or by Inex in concert with Enzon's marketing personnel and sales force to augment Enzon's marketing and sale of VSLI. When used as a verb, "Co-Promote" or "Promote" means to engage in such activities.

      1.1.4 "Co-Promotion Costs" means, with respect to Co-Promotion of the Product by Inex or its Representatives, Inex's personnel cost of Sales Representatives and Medical Science Liaisons including ***. For greater certainty, "Co-Promotion Costs" are not included in Commercialization Costs as defined in the Product Supply Agreement.

      1.1.5 "Detail" means a face-to-face meeting (including live video presentation) with a physician; other medical professional with prescribing authority; or office nurse or medical paraprofessional with influence over pharmaceutical

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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              prescribing or treatment regimes for patients in the Territory during which scientific and/or medical information about the Product is discussed. When used as a verb, the term "Detailing" means to engage in the activity of a Detail.

      1.1.6 "Medical Science Liaison" means an individual employed by either Party to perform MSL Activities.

      1.1.7 "MSL Activities" means through the use of Medical Science Liaisons the maintenance of effective relationships with clinical investigators with respect to the Product in the Territory. MSL Activities would also include responding to physicians' requests for medical information with respect to the Field.

      1.1.8 "Pharmacovigilance" means all the activities associated with maintaining an effective drug safety monitoring system and adverse events reporting system in compliance with the requirements of Regulatory Authorities.

      1.1.9   "Product Labeling" means:

              (a) the full prescribing information for the Product, including any required patient information, as approved by Regulatory Authorities; and

              (b) all labels and other written, printed, or graphic matter upon any container, wrapper, or any package insert, utilized with or for the Product.

      1.1.10 "Promotional Materials" means all written, printed, graphic, electronic, audio or video matter, including journal advertisements, sales visual aids, direct mail, direct-to-consumer advertising, web pages, web links, Internet postings, broadcast advertisements, sales reminder aids (e.g., scratch pads, pens and other such items) and reprints intended for use or used by the Parties in connection with any Promotion, except the Product Labeling.

      1.1.11 "Sales Representative" means an individual employed by either Party or whose services are contracted for by either Party and who engages in Co-Promotion.

      1.1.12 "Standards" means the Accreditation Council for Continuing Medical Education (ACCME) Standards for Commercial Support of Continuing Medical Education, as they may be amended from time to time.

      1.1.13  "Term" shall have the meaning set out in Section 7.1.

                             Article 2 Co-Promotion

2.1   Co-Promotion Rights

Inex shall have the right to engage in Co-Promotion activities with respect to VSLI in the Territory pursuant to and in accordance with the provisions of this Agreement.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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2.2   Use by Inex of Representatives

To the extent Inex does engage in Co-Promotion activities, it will do so through its own employees or, subject to the approval of Enzon, not to be unreasonably withheld, through its Representatives, such Representatives to include a contract sales force.

2.3   Enzon's Back Office Responsibilities

Notwithstanding any Co-Promotion activities engaged in by the Parties, Enzon shall remain responsible to book all sales of VSLI, conduct reimbursement negotiations, conduct Pharmacovigilance, handle returns/recalls and order processing, invoicing and collection, distribution, warehousing, inventory and receivables, collection of sales data from hospitals and other end users and all other customer service related functions and the like.

                             Article 3 Coordination

3.1   Coordination of Activities

Enzon and Inex shall cooperate on the determination of activities to be undertaken by Inex employees and its Representatives engaged in Co-Promotion on both a geographic and physician base basis. Due consideration will be given to ensure that Inex employees and its Representatives have no lesser economic opportunity than Enzon employees for their respective geographic and physician assignments.

3.2   Reporting Relationships

To the extent they are engaged in Co-Promotion, Inex employees and its Representatives shall be subject to the control and direction of Enzon. For the purposes of conducting Co-Promotion, such Inex employees and Representatives shall have reporting responsibilities and be subordinate to the Enzon managers to whom their peer level Enzon employees report and are subordinate. Enzon managers will work cooperatively with their peer level Inex employees and Inex's Vice President, Sales & Marketing or such other executive officer as Inex designates in the management of such Inex employees and Representatives. To the extent the same Inex employees and its Representatives are engaged in promotional activities related to products other than VSLI, they shall not be subject to the control and direction of Enzon.

3.3   Supervision and Management of Personnel

Inex shall cooperate with Enzon promptly and reasonably with respect to the supervision and management of its employees and its Representatives engaged in Co-Promotion. Subject to Section 3.1, Inex shall consider in good faith and give due weight to and, to the extent practicable, accommodate the recommendations of Enzon with respect to the management of Inex's employees and its Representatives engaged in Co-Promotion, including such matters as territorial assignments, performance improvement and disciplinary actions, promotions, demotions, terminations, etc. In addition, to the extent practical, the Parties will employ similar compensation systems to foster strategic alignment and to foster positive relations between each Party's personnel engaged in Co-Promotion.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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3.4   Training

Inex shall have the opportunity to review all training materials prior to their use. Inex employees and its Representatives engaged in Co-Promotion shall be subject to the same training, knowledge and performance requirements to which their peer level Enzon employees are subject. They shall attend the same training sessions and the same sales and other meetings that Enzon employees are required to attend. Enzon shall bear all costs of organizing and conducting any training sessions, except for travel and out-of-pocket costs incurred by Inex personnel which shall be shared by Inex and Enzon pursuant to Section 6.1.

3.5   Communication

Each Party shall have the right to arrange for its employees and Representatives directly involved in Co-Promotion of the Product to visit the other Party at the other Party's offices, and to discuss related activities with the technical and business personnel and consultants of such Party, provided that such visits shall be upon reasonable prior notice and during normal business hours and shall not unreasonably interrupt the operations of such Party.

3.6   Marketing Subcommittee

The Joint Steering Committee shall create a subcommittee, to be called the Marketing Subcommittee, which will be constituted of such persons and engage in such activities regarding Co-Promotion as shall be determined by the Joint Steering Committee.

                         Article 4 Promotional Material

4.1   Approved Promotional Materials

In its Co-Promotion, Inex shall use only the Promotional Materials approved by Enzon in writing and the trademarks, tradenames and domain names maintained by Enzon and Inex for VSLI. Enzon shall bear all costs related to the preparation and production of promotional materials for use by Inex employees and its Representatives.

4.2   Provision of Enzon's Promotional Materials

Enzon shall provide Inex with sufficient final copies of all Promotional Materials concurrently with Enzon's finalization of the form of same, and in any event, prior to any public dissemination of same.

4.3   Approval of Inex's Promotional Material

Enzon shall have absolute discretion to approve all Promotional Materials prepared by Inex prior to their use by Inex in Co-Promoting the Product. Enzon shall designate an employee contact to whom Inex shall send for approval all Promotional Materials.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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4.4   Use of Promotional Materials

      4.4.1 Each Party shall own all Intellectual Property Rights in any Promotional Materials created or developed by such Party.

      4.4.2 Inex will provide to Enzon prior to their use Promotional Materials that Inex creates for use outside the Territory. Inex will consider in good faith any comments or suggestions made by Enzon concerning such Promotional Materials.

      4.4.3 Inex reserves the right to use outside the Territory all Promotional Material created by Inex and approved by Enzon for use inside the Territory.

      4.4.4 Inex shall have the opportunity to review Promotional Materials created by Enzon.

      4.4.5 Enzon and Inex will cooperate in good faith with Inex's Representatives, and Inex will use Commercially Reasonable Efforts to cause its Representatives to cooperate in good faith with Enzon and Inex, with respect to the preparation of Promotional Materials for, and the use of such materials in, different geographic markets on a global basis.

4.5   Corporate Logos

All training materials and Promotional Materials shall bear both Parties' corporate logos in equal prominence. During the Term, each Party grants to the other, the non-exclusive right to use its corporate logo in the Territory solely for the purpose of the Promotion of the Product in accordance with the terms of this Agreement. Each Party will use commercially reasonable efforts to protect the other Party's corporate name, logo and symbol. Each Party acknowledges that the other Party owns all right, title and interest in such other Party's corporate name, logo and symbols and all good will associated therewith and that any and all use of corporate name, logo or symbols under the Related Agreements, and any good will associated with such use, shall inure exclusively to the benefit of the owner of such name, logo or symbol.

4.6   Website

On any website relating solely to the Product that is owned or controlled by, or operated on behalf of, Enzon to promote the Product (the "Websites"), Enzon shall place (or cause to have placed) the Inex logo and accompanying text provided by Inex, or such other Inex logo and accompanying text as Inex may designate from time to time in writing to Enzon, subject to review and approval of any such text by Enzon. Any such logo and accompanying text shall be given appropriate placement on such websites and shall link to a uniform resource locator ("URL") address designated by Inex, which URL address may be changed by Inex from time to time upon reasonable notice to Enzon; provided, however, that before providing any such link to a URL address, Enzon shall have the right to review and approve the contents thereof. Inex grants Enzon the right to establish a link to the Websites or other websites designated by Enzon and approved by Inex from specific websites relating solely to the Product owed or controlled by, or operated on behalf of, Inex. Enzon also grants Inex the right to place (or cause to have

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

placed) the Enzon logo and accompanying text provided by Enzon, or such other Enzon logo and accompanying text as Enzon may designate from time to time in writing to Inex, on such Inex websites, subject to review and approval of any such text by Inex. The content of the websites owned or controlled by Inex relating solely to the Product and accessible in the Territory, and the portions of other websites owned or controlled by Inex that relate to the Product and are directed at Commercializing the Product shall be subject to the review and approval of Enzon, which approval shall not be unreasonably withheld.

                              Article 5 Compliance

5.1   Consistent Statements

In connection with each Party's Promotion and Detailing of the Product, neither Party shall make, nor permit its Sales Representatives to make, any statement, representation or warranty, oral or written, to any person that is inconsistent with the Product Labeling or the Promotional Materials. Each Party shall promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports or complaints received by a Party from any Regulatory Authority, or any third party claiming that any Promotional Materials are inconsistent with the Product Labeling or are otherwise in violation of Regulatory Requirements.

5.2   Medical Science Liaisons

Each Party shall conduct MSL Activities using only Medical Science Liaisons who have sufficient technical training and experience to perform such activities in a manner consistent with the practice by leading pharmaceutical and biotechnology companies of such activities within the Field. Each Party shall require each Medical Science Liaison to attend training before such Medical Science Liaison is permitted to conduct MSL Activities.

5.3   Communications to Sales Representatives and Medical Science Liaisons

Enzon shall provide Inex with copies of general communications (including communications sent electronically or by voice mail) disseminated by Enzon to the Sales Representatives and Medical Science Liaisons and relating to strategies for the Promotion or Detailing of the Product or the conduct of MSL Activities, as applicable.

5.4   Standards

In addition to its obligations to comply with Regulatory Requirements, each Party shall:

      5.4.1 Promote the Product in conformity with the practices and procedures relating to the education of the medical community set forth in the Standards; and

      5.4.2 promptly notify the other Party of and provide the other Party with a copy of any correspondence or other reports with respect to the Promotion of the Product or the conduct of the MSL Activities that a Party receives from:

              (a) the Accreditation Council for Continuing Medical Education (ACCME) relating to either Party's compliance with the Standards;

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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              (b)       the PhRMA and the AMA relating to either Party's
                        compliance with the Codes; and

              (c) the Division of Drug Marketing, Advertising and Communications (DDMAC), of the FDA in relation to either Party's compliance with Applicable Laws.

                          Article 6 Payments by Enzon

6.1   Reporting and Payment of Co-Promotion Costs

Enzon shall reimburse Inex for 50% of the Co-Promotion Costs of Inex's Co-Promotion to augment Enzon's efforts up to a maximum of 30 sales persons and medical science liaisons in accordance with the following:

      6.1.1 after launch of the Product and until Enzon has achieved Net Sales of the Product of at least $*** in any rolling four Commercial Quarter period, the number of Sales Representatives and Medical Science Liaisons shall not exceed ***;

      6.1.2 after Enzon has achieved Net Sales of the Product of at least $*** in any rolling four Commercial Quarter period, but before it has achieved annual Net Sales of the Product of at least $*** in any rolling four Commercial Quarter period, the number of Sales Representatives and Medical Science Liaisons shall not exceed ***; and

      6.1.3 after Enzon has achieved Net Sales of the Product of at least $*** in any rolling four Commercial Quarter period:, the number of Sales Representatives and Medical Science Liaisons may increase to *** or such number of Sales Representatives and Medical Science Liaisons above *** as mutually agreed to by the Parties in writing (and in accordance with such agreement).

6.2   Additional Sales Representatives and Medical Science Liaisons

Notwithstanding the foregoing, Inex may at any time utilize Sales Representatives and Medical Science Liaisons in excess of the numbers set out in Sections 6.1.1, 6.1.2 and 6.1.3 at Inex's expense, provided that such Sales Representatives and Medical Science Liaisons comply with the terms of this Agreement and Inex bears any incremental costs of Enzon associated with such Sales Representatives and Medical Science Liaisons.

6.3   Payment of Co-Promotion Costs

On a quarterly basis, within 12 Business Days after the end of each Calendar Quarter, Inex shall send Enzon invoices for 50% of its Co-Promotion Costs accompanied by the appropriate documentation, including a listing of expenditures in reasonably specific detail. Enzon shall pay such invoices within thirty (30) days after receipt of same. Any Co-Promotion Costs incurred by Inex or its Representatives in a particular quarter and not reflected in the invoice delivered pursuant to the foregoing sentence shall be captured in subsequent invoice(s).

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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6.4   Notice of Other Promotional Activities

If any Inex employee or Representative engaged in Co-Promotion is to commence promotional activities with respect to any other product, Inex will provide written notice thereof to Enzon at least 60 days prior to the commencement of such other promotional activities. Enzon shall not be obligated to reimburse Inex with respect to any promotional activities related to other products. For purposes of determining Enzon's reimbursement obligations, the Commercialization Costs for any employee engaged in such other promotional efforts shall be allocated between VSLI and the other products on an equitable basis.

6.5   Taxes; Indemnification

The Inex employees and Representatives engaged in the Co-Promotion shall not be deemed to be employees of Enzon. Inex shall be responsible for all income tax withholding and similar obligations to all relevant taxing and other authorities associated with all personnel engaged in Co-Promotion. Enzon's sole financial obligations shall be to make the reimbursement payments directly to Inex as set forth in this Agreement. Inex hereby does indemnify and shall defend Enzon against and hold it harmless from any and all claims and/or liabilities that may arise out of any characterization of, or attempt to characterize, any person engaged in the Co-Promotion as an employee of Enzon.

                             Article 7 Termination

7.1   Term of Agreement

This Agreement shall become effective on the Effective Date and, unless earlier terminated as provided for herein, shall expire, on a country-by-country basis, upon the expiration of any of the Related Agreements and such period shall be the "Term" under this Agreement.

7.2   Termination for Breach

Each Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in material default of any of its obligations hereunder, and shall fail to remedy any such default within sixty (60) days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Any such notice shall set out expressly the actions required of the breaching Party to remedy the default. If such default is not corrected, the non-breaching Party shall have the right to terminate this Agreement by giving written notice to the Party in default provided the notice of termination is given within six (6) months of the default and prior to correction of the default.

7.3   Termination upon Bankruptcy

      7.3.1 This Agreement may be terminated by a Party by providing written notice to the other Party upon:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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              (a)       the bankruptcy, liquidation or dissolution of the other
                        Party;

              (b) the filing of any voluntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party; or

              (c) the filing of any involuntary petition for bankruptcy, dissolution, liquidation or winding-up of the affairs of the other Party which is not dismissed within one hundred twenty (120) days after the date on which it is filed or commenced.

      7.3.2 Notwithstanding the foregoing, either Party may seek the waiver of the operation of Section 7.3.1 in advance of any event giving rise to a right of termination under Section 7.3.1(b), and, provided that:

              (a) the requesting Party is in good standing and not in breach of any of the terms of the Related Agreements;

              (b) the requesting Party is in reasonable financial condition; and

              (c) the Party whose consent is sought will not be prejudiced by granting such waiver,

              the Party whose consent is sought will not unreasonably withhold its consent to such waiver. Such waiver may be revocable in the event of a material adverse change in circumstances related to the requesting Party not contemplated at the time of granting the waiver.

7.4   Effect of Termination

The termination of this Agreement for any reason will be without prejudice to:

      7.4.1 Inex's right to receive all payments accrued from Enzon as of the effective date of such termination;

      7.4.2 Inex's right to receive reimbursement for all costs and liabilities incurred by Inex as of the date of Inex's receipt of Enzon's notice of termination, which cost and liabilities Inex has properly and reasonably incurred in its obligations hereunder. For greater certainty, such costs and liabilities shall include all reasonable and necessary non-cancellable obligations entered into prior to Inex's receipt of Enzon's notice of termination, but arising after Inex's receipt of Enzon's notice of termination; and

      7.4.3 any other legal, equitable or administrative remedies as to which either Party may then or thereafter become entitled.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

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7.5   Survival of Obligations; Return of Confidential Information

      7.5.1 The provisions of Article 1, Sections 4.4.1, 4.4.3, 4.4.5, Article 5, Section 6.5, Article 7 and Article 8 will survive any expiration or termination of this Agreement in accordance with their terms.

      7.5.2 Upon any termination of this Agreement pursuant to Article 7, except as contemplated hereby, each Party shall promptly return to the other Party all written Confidential Information, and all copies thereof (except for one archival copy to be retained by a person designated by such Party (who shall not make such Confidential Information generally available to employees or other representatives of such Party) for the purpose of confirming which information to hold in confidence hereunder), of the other Party which is not covered by a license surviving such termination.

                            Article 8 Miscellaneous

8.1   Assignment

      8.1.1 The rights and obligations set out in this Agreement are personal to each Party and for this reason, except as expressly set out in this Agreement, this Agreement will not be assignable by either Party in whole or in part, nor will either Party subcontract any of its obligations hereunder without the prior written consent of the other Party, which consent shall not be withheld or delayed unreasonably; provided, however, that the restriction contained herein will in no way limit the rights of either Party to:

              (a) assign or subcontract any right or obligation hereunder to any of its Affiliates; or

              (b) appoint as its agent for any purpose of this Agreement any such Affiliate; or

              (c) assign any right or obligation hereunder to any person or entity that:

                        (i) purchases all or substantially all of its assets to which this Agreement relates or

                        (ii) purchases all or substantially all of the stock of either Party; or

                        (iii) acquires or is combined with either Party in a
                              merger or some other form of business combination.

      8.1.2 This Agreement will be binding upon and will enure to the benefit of the parties hereto and to any permitted assignee or successor of either party.

      8.1.3 Subject to other provisions of this Section 8.1, if one Party validly assigns or subcontracts any or all of its obligations hereunder, such assigning or subcontracting Party agrees to remain bound by all of its responsibilities and obligations hereunder.

      8.1.4 Any and all assignments of this Agreement or any interest herein not made in accordance with this Section 8.1 will be void ab initio.

8.2   Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

8.3   Exhibits and Appendices

Each exhibit hereto is incorporated by reference and made a part of this Agreement.

8.4   Force Majeure

In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; failure of transportation; inability to procure or use materials, or any other cause beyond the reasonable control of the Party invoking this Section 8.4 if such Party shall have used its reasonable efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

8.5   Further Assurances

Each Party hereto agrees to execute, acknowledge and deliver such further instruments and do all such further acts as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.6   Modification

No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

8.7   No Agency

Except as explicitly set forth herein, nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. Inex shall be an independent contractor, not an employee of Enzon, and the manner in which Inex renders its services under this Agreement shall be within Inex's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

8.8   No Solicitation or Hiring of Employees

During the Term and for one year thereafter, neither Inex nor Enzon shall, without the prior consent of the other Party, solicit the employment of or hire any person who during the course of employment with the other Party was involved with activities under the Commercialization Plan and who when solicited or to be hired is a current employee of the other Party.

8.9   Non-Use of Names

Except as otherwise expressly set out in this Agreement, neither Party shall use the name of the other Party, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from such other Party in each case (which consent shall not be unreasonably withheld or delayed).

8.10  Notices

Any notice or other communication in connection with this Agreement must be in writing and if by mail, by registered mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

If to Inex:

       Inex Pharmaceuticals, Inc.
       c/o Corporation Trust Center
       1209 Orange Street
       Wilmington, DE 19801

       Attention: President and CEO

       With copies to:

       Inex Pharmaceuticals Corporation
       100-8900 Glenlyon Parkway
       Burnaby, British Columbia
       Canada V5J 5J8
       Fax: 604-419-3202
       Attention: Sr. V.P. Commercial Operations;

       With a copy to:

       Inex Pharmaceuticals Corporation
       100-8900 Glenlyon Parkway
       Burnaby, British Columbia
       Canada V5J 5J8
       Fax: 604-419-3202
       Attention:  Business Development

       and:

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      Lang Michener
      1500-1055 West Georgia Street
      Vancouver, British Columbia
      Canada V6E 4N7
      Fax: 604-685-7084
      Attention: Leo Raffin

      and:

      Farris, Vaughan, Wills & Murphy
      2600 - 700 West Georgia Street
      Vancouver, British Columbia
      Canada V7Y 1B3
      Fax: 604-661-9349
      Attention: James Hatton

      If to Enzon:

      ENZON PHARMACEUTICALS, INC.
      685 Route 202/206
      Bridgewater, New Jersey
      08807
      Fax: 908.541.8680
      Attention: Vice President, Business Development

      with a copy to:

      Enzon Pharmaceuticals, Inc.
      685 Route 202/206
      Bridgewater, NJ 08807
      Fax: 908.541.8838
      Attention: General Counsel

8.11  Publicity

Except as required by law, stock exchange or Regulatory Authority:

      8.11.1 neither Party, nor any of its Affiliates, shall originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party and agreement upon the nature and text of such announcement or disclosure, which approval shall not be unreasonably withheld;

      8.11.2 the Party desiring to make any such public announcement or other disclosure shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure; and

*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.

      8.11.3 notwithstanding the foregoing, the Parties agree that the press release set out as an Exhibit to the Product Supply Agreement shall be released by the Parties upon execution and delivery of this Agreement by both Parties.

8.12  No Third Party Beneficiaries

Except as expressly set out in this Agreement, nothing in this Agreement is intended to or shall confer upon any Third Part any legal or equitable right, benefit or remedy of any nature whatsoever.

8.13  Waiver

The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

IN WITNESS WHEREOF, the Parties have executed this Co-Promotion Agreement as of the date first above written.

Inex Pharmaceuticals, Inc.

By: /s/ David J. Main
    ---------------------------
Name:  David J. Main
Title: President & CEO


Enzon Pharmaceuticals, Inc.

By: /s/ Arthur J. Higgins
    ---------------------------
Name:  Arthur J. Higgins
Title: Chairman & CEO


*** Indicates the omission of confidential material pursuant to a request for confidential treatment made in accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The Confidential material is being filed separately with the Secretary to the Securities and Exchange Commission.